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                                                                   EXHIBIT 10.21

                                 AMENDMENT NO. 1
                                       TO
                          SUBORDINATED PROMISSORY NOTE
                               DATED JULY 13, 2001

THIS AMENDMENT NO. 1 TO SUBORDINATED PROMISSORY NOTE (this "Amendment") is entered into as of the 19th day of July, 2001 by and between Oakhurst Company, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer") and MAARTEN D. HEMSLEY (the "Noteholder.")

The parties wish to amend that certain Subordinated Promissory Note dated July 13, 2001 in the original principal amount of $136,421 (the "Note") in order to take into account the fact that James D. Manning has sold portions of the Manning Note (as that term is defined in the Note) to third parties.

Accordingly, the Note is hereby amended as follows:

1. Paragraph 2 of the Note is amended and restated in its entirety to read as follows:

     "2.  PAYMENT OF PRINCIPAL AND INTEREST.

          (a) Additional Definitions. The following additional terms shall have the following meanings:

               (i) The "Davies First Note" shall mean the Issuer's Secured Promissory Note issued to Robert M. Davies and in which Maarten D. Hemsley has a participatory interest, dated October 18, 1999, as the same is amended by that certain Amendment to Secured Promissory Note dated as of July 13, 2001, as well as any promissory notes that result from the sale, assignment or transfer of all or any portion of the Davies First Note.

               (ii) The "Davies Second Note" shall mean that certain promissory note dated July 13, 2001 issued to Robert M. Davies in the principal amount of $250,623 and having substantially the same terms and conditions as this Note, as well as any promissory notes that result from the sale, assignment or transfer of all or any portion of the Davies Second Note.

               (iii) The "Hemsley Note" shall mean this Note as well as any promissory notes that result from the sale, assignment or transfer of all or a portion of this Note.

               (iv) The "Manning Note" shall mean the secured promissory note of the Issuer issued to James D. Manning and dated October 19, 2000 in the original principal amount of $800,000, as the same is amended by that certain Amendment to Secured Promissory Note dated July 18, 2001, as well as any promissory notes that result from the sale, assignment or transfer of all or any portion of the Manning Note.

               (v) "Net Cash Flow" shall mean (i) the operating cash flow of Steel City Products, Inc. ("SCPI") and Sterling Construction Company, both subsidiaries of the Issuer, to the extent they are permitted by their bank or institutional lenders to dividend or otherwise transfer cash to the Issuer; plus (ii) the proceeds from the sale by the Issuer of any shares of its common stock after the date hereof; plus (iii) any proceeds received by the Issuer from the exercise of any stock options; less any or all of the foregoing

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                     amounts that the Issuer's Board of Directors in its sole
                     and absolute discretion determines should be reserved for the payment of the Issuer's past, current and future overhead expenses.

               (vi) "Net Cash Proceeds" shall mean the net proceeds received by the Issuer from the sale of assets of SCPI (other than sales of SCPI's inventory and other sales made in the ordinary course of business;) less any or all of such proceeds that the Issuer's Board of Directors in its sole and absolute discretion determines should be reserved for the payment of the Issuer's past, present and future overhead expenses.

               (vii) References in this Section 2 to payments being made "pro rata" shall mean in proportion to the total amount of accrued interest or principal (as the case may be) owed under the notes in question at the time the computation is made.

          (b) Sources of Payment. The principal of, and accrued interest on, this Note shall be payable prior to the Maturity Date to the extent of any Net Cash Flow and Net Cash Proceeds of the Issuer.

               (i) Application of Net Cash Flow. To the extent that Net Cash Flow becomes available from time to time it shall be applied in the following manner and sequence:

                     (A) first, to pay pro rata accrued interest on the Manning Note and the Davies First Note;

                     (B) second, to pay pro rata the remaining principal outstanding on the Manning Note and the Davies First Note;

                     (C) third, upon payment in full of all accrued interest and outstanding principal on the Manning Note and the Davies First Note, to pay pro rata accrued interest on the Hemsley Note and the Davies Second Note; and

                     (D) fourth, to pay pro rata the then outstanding principal of the Hemsley Note and the Davies Second Note.

               (ii) Application of Net Cash Proceeds. Any Net Cash Proceeds that become available shall be applied in the following manner:

                     (A) first, to pay pro rata any accrued interest on the Manning Note and the Davies First Note;

                     (B) second, equal amounts of remaining Net Cash Proceeds shall be applied to the repayment of the Manning Note and the Davies First Note until all accrued interest and outstanding principal on the Manning Note and the Davies First Note have been paid in full;

                     (C) third, to repay any remaining outstanding principal balance of the Manning Note;


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                     (D)  fourth, upon payment in full of all accrued interest
                          and outstanding principal on the Manning Note and the Davies First Note, to pay pro rata accrued interest on the Hemsley Note and the Davies Second Note; and

                     (E) fifth, to repay pro rata the principal outstanding on the Hemsley Note and the Davies Second Note.

          (c) Extension of Maturity Date. To the extent that all accrued interest and the outstanding principal of this Note have not been paid on or before the Maturity date, the Issuer may request an extension of the Maturity Date until sufficient Net Cash Flow and/or Net Cash Proceeds are available to do so, but Noteholder shall have no obligation to grant such an extension.

          (d) Compounding of Interest. Accrued but unpaid interest will be added to the principal balance hereof annually.

          (e) No Impairment of Payment Obligation. No provision of this Note shall alter or impair the obligations of the Issuer to pay the principal of, or interest on, this Note at the place and time, and in the currency, herein prescribed.

          (f) Prepayment. The principal hereunder shall be subject to prepayment by the Issuer at any time without the consent of the Noteholder and without premium or penalty, subject to any restriction on prepayment required by Comerica.

          (g) Certain Note Transfers. If any of this Note, the Manning Note, the Davies First Note or the Davies Second Note (individually, a "Transferred Note") are sold, assigned or transferred (which sale, assignment or transfer shall be in full compliance with applicable securities laws) and new notes are issued to reflect such sale, assignment or transfer (individually, a "New Note" and collectively, "New Notes"), the amount of Net Cash Flow and Net Cash Proceeds that would have been applied to the Transferred Note under the terms of this Note shall be applied to the New Notes in proportion to the total amount of accrued interest or principal, as the case may be, owed under the New Notes at the time the computation is made."

2. Subparagraph (a) of Paragraph 7 of the Note is amended and restated in its entirety to read as follows:

          "No payment on account of principal of, or interest on, (i) that certain promissory note dated July 3, 2001 in the original principal amount of $1,000,000 issued to KTI, Inc.; (ii) the Davies First Note;
          (iv) the Manning Note; (iii) the Hemsley Note; (iv) the Davies Second Note; or (v) any other promissory note issued contemporaneously herewith pursuant to the Transaction Agreement (each a "Subordinated Note and collectively, the "Subordinated Notes") shall be made, and no Subordinated Notes shall be redeemed or purchased directly or indirectly by the Issuer (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to the Senior Indebtedness or (ii) there shall have occurred an event of default as those terms may be defined in the instrument under which the same is outstanding (other than a default in the payment of amounts due thereon) with respect to the Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist."


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3.   In all other respects, the Note shall remain as originally written.

IN WITNESS WHEREOF, the Issuer and the Noteholder have caused this Amendment to be duly executed as of the date first set forth above.

OAKHURST COMPANY, INC.


By:       /s/ Roger M. Barzun                        /s/ Maarten D. Hemsley
   -----------------------------------          --------------------------------
   Roger M. Barzun, Vice President              MAARTEN D. HEMSLEY



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